Exhibit 10.2

CONSENT OF STOCKHOLDERS

OF

MEDBOX, INC.

TO TAKE ACTION WITHOUT A MEETING

August 21, 2015

The undersigned, being stockholders holding a majority of the total voting power and a majority of the voting power of the Series A Convertible Preferred Stock of Medbox, Inc., a Nevada corporation (the “Corporation”), do hereby adopt and consent to the adoption of the following preambles and resolutions, pursuant to Section 78.320 of Nevada Revised Statutes:

WHEREAS, the Board of Directors has deemed it advisable and in the best interest of the Corporation to amend its Articles of Incorporation as provided below;

NOW, THEREFORE, BE IT RESOLVED: Sections IV and V of ARTICLE SIX(TH) of the Articles of Incorporation shall be amended in their entirety to read as set forth on Exhibit A hereto; and

RESOLVED FURTHER: The directors and officers of the Corporation are authorized to execute all documents and take all actions necessary to amend the Articles of Incorporation as set forth above.

This consent may be executed in multiple counterparts, all of which taken together, shall constitute one and the same instrument. A facsimile or electronically executed counterpart of this consent shall be effective to bind the parties executing the same to the terms of this consent.

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IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first above written.

PVM INTERNATIONAL, INC.

By:

/s/ P. Vincent Mehdizadeh
P. Vincent Mehdizadeh, President

VINCENT CHASE, INC.

By:

/s/ P. Vincent Mehdizadeh
P. Vincent Mehdizadeh, President

/s/ P. Vincent Mehdizadeh
P. Vincent Mehdizadeh

EXHIBIT A

IV. Voting Rights. Except as otherwise required by law, the holders of Series A Preferred Stock (voting on an as converted basis) and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote.

V. Covenants.

A. In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, do any of the following;

1. take any action which would adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock or increase the number of shares of such Series A Preferred Stock authorized hereby;

2. make any changes to the terms of the Series A Preferred Stock;

3. create any new class of shares having preferences over or being on a parity with the Series A Preferred Stock as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred Stock then outstanding; or

4. make any payment of dividends or other distributions or any redemption or repurchase of option or warrants to purchase stock of the Corporation, except for repurchases of options or stock issued under an equity incentive plan approved by the Board.